Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Forms S-3 (No. 333-177492 and No. 333-170591) and S-8 (No. 333-180046, No. 333-174283, No. 333-167360, No. 333-162785 and No. 333-187355) of Cowen Group, Inc. of our report dated March 28, 2013 relating to the financial statements of Starboard Value A LP which appears in this Form 10‑K/A - Amendment No. 1 to Annual Report on Form 10-K of Cowen Group, Inc.

/s/ PRICEWATERHOUSECOOPERS LLP
New York, New York
March 28, 2013